UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2026

CHRONOSCALE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

3811 Turtle Creek Blvd. Suite 2100 Dallas, Texas	75219
(Address of registrant’s principal executive office)	(Zip code)

214-427-1704

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CHRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2026 (the “Effective Date”), ChronoScale Corporation, a Nevada corporation (the “Company”), entered into an unsecured Demand Grid Promissory Note (the “Note”) with Applied Digital Corporation, a Nevada corporation (the “Lender”), pursuant to which the Lender made a line of credit available to the Company in the maximum principal amount of $100,000,000 minus the dollar value of any credit support provided by the Lender or its affiliates to the Company and its affiliates. The Company plans to use the proceeds of any borrowings under the Note for working capital and general corporate purposes. To date, there have been no advances under the Note.

The principal amount of the Note will be adjusted from time to time to reflect the amounts of any advances made to the Company by the Lender and/or any payments made to the Lender by the Company prior to the Lender’s demand for payment in full of all amounts outstanding. Interest is payable on the unpaid principal amount of the Note at a rate equal to the short-term Applicable Federal Rate (as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended), compounded semiannually. The Company may prepay all or any portion of the Note, together with any accrued but unpaid interest thereon, at any time without penalty or premium. The Note is not convertible into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

As previously disclosed, APLD Intermediate HoldCo LLC, a Delaware limited liability company (“APLD Intermediate”) is a wholly-owned subsidiary of the Lender. APLD ChronoScale HoldCo LLC, a Delaware limited liability company (the “Contributor”) is a wholly-owned subsidiary of APLD Intermediate. The Lender and the Contributor hold an aggregate of approximately 96% of the outstanding shares of Common Stock of the Company. Wes Cummins, Ella Benson, Douglas Miller and Richard Nottenburg each serve on the board of directors of the Company (the “Company Board”) and on the board of directors of the Lender (the “Lender Board”). Mr. Cummins also serves as the Chief Executive Officer of the Lender and is the Chairman of the Lender Board. The execution, delivery and performance of the Note were approved by the Related Party Committee of the Company Board, as well as the Related Party Committee of the Lender Board, each in accordance with the Related Party Policies of the Company and the Lender.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is attached to this report as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Demand Grid Note, dated June 26, 2026 by and between Applied Digital Corporation and ChronoScale Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2026

CHRONOSCALE CORPORATION

By:	/s/ Jerome Wong
Name:	Jerome Wong
Title:	Chief Financial Officer